Exhibit 99.02


         TCI PACIFIC COMMUNICATIONS INC. ("TCI PACIFIC") CLASS A SENIOR CUMULATIVE EXCHANGEABLE PREFERRED STOCK (THE "STOCK") REDEMPTION

                                  INSTRUCTIONS

1. Your TCI Pacific account information: Number of Shares you hold of the Stock. All shares represented by Stock certificates delivered to the Agent will be deemed to have been validly surrendered for redemption unless otherwise indicated. Your stock certificates must be properly endorsed in blank and accompanied by a signature guaranty.

2. The Social Security Number or Taxpayer ID Number as listed on your TCI Pacific account.

3. Please verify that the Social Security Number or Tax ID Number is your correct Social Security Number or Tax ID Number. If it is incorrect, please print the correct Social Security Number or Tax ID Number in the area provided.

4. Lost certificates and transfers: If your certificate(s) have been lost, stolen, or destroyed, or you wish to have new certificates issued in a different name, please contact the Redemption Agent at (800) - 348 - 8288 .

5. Signatures & contact information: All registered owners, as shown on the Letter of Transmittal, must sign. Your stock certificates must be properly endorsed in blank and accompanied by a signature guarantee.

6. Please give us your daytime and/or evening telephone number, including area code.

                  TCI PACIFIC REDEMPTION LETTER OF TRANSMITTAL

Reference is made to the Notice of Redemption dated March 18, 2002, receipt of which is hereby acknowledged, whereby TCI Pacific has called for redemption on April 26, 2002 all of the outstanding Stock. The undersigned hereby surrenders shares of Stock held by it for redemption in accordance with the terms of the Notice of Redemption.

1.   Shares of TCI Pacific Stock you own :

2.   Tax ID Number

3. If above number is incorrect, please indicate your corrected Tax ID Number below:

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UNDER PENALTIES OF PERJURY, I CERTIFY THAT:

1.   THE NUMBER SHOWN ON THIS FORM IS MY CORRECT TAXPAYER IDENTIFICATION NUMBER,
     AND

2.   I AM NOT  SUBJECT TO BACKUP  WITHHOLDING  BECAUSE:  (A) I AM EXEMPT
     FROM BACKUP WITHHOLDING, OR (B) I HAVE NOT BEEN NOTIFIED BY THE IRS THAT I AM SUBJECT TO BACKUP WITHHOLDING AS A RESULT OF A FAILURE TO REPORT ALL INTERESTS OR DIVIDENDS, OR (C) THE IRS HAS NOTIFIED ME THAT I AM NO LONGER SUBJECT TO BACKUP WITHHOLDING, AND

3.   I AM A U.S. PERSON (INCLUDING A U.S. RESIDENT ALIEN).

     CERTIFICATION  INSTRUCTIONS:  YOU MUST  CROSS  OUT ITEM 2 ABOVE IF YOU HAVE
          BEEN NOTIFIED BY THE IRS THAT YOU ARE CURRENTLY SUBJECT TO BACKUP WITHHOLDING BECAUSE YOU FAILED TO REPORT ALL INTEREST AND DIVIDENDS ON YOUR TAX RETURN.

     THE INTERNAL  REVENUE  SERVICE  DOES  NOT  REQUIRE  YOUR  CONSENT  TO  ANY
          PROVISION OF THIS DOCUMENT OTHER THAN THE CERTIFICATIONS REQUIRED TO AVOID BACKUP WITHHOLDING.

4.            ---------------------------------------------------
                              SIGNATURE OF OWNER

              ---------------------------------------------------
                        SIGNATURE OF CO-OWNER, IF ANY


5.   (___) __________________ (___) _______________________


You must return the properly endorsed Stock certificate(s) with your completed Letter of Transmittal and signature guarantee and any other required documents to one of the addresses below. Delivery is at your risk and will be deemed effective only when received.

            THE EXCHANGE AGENT AT ONE OF THE ADDRESSES LISTED BELOW.


BY MAIL:                  BY HAND:                        BY OVERNIGHT DELIVERY:
-------                   ---------                       ----------------------
EquiServe Trust          Securities Transfer & Reporting  EquiServe Trust
Corporate Actions         c/o EquiServe Trust             Attn:Corporate Actions
Post Office Box 43014     100 William Street, Galleria    150 Royall Street
Providence RI 02940-3014  New York, New York  10038       Canton, MA 02021
                          Attn:  Delivery Window

Delivery of the Letter of Transmittal to an address other than set forth above will not constitute a valid delivery to the Redemption Agent. If you have any questions or need assistance with any matter, please contact the Redemption Agent at (800) - 348 - 8288